CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A of our report dated May 2, 2013 with respect to the audited consolidated financial statements of Petrosonic Energy, Inc. (Successor) for the period from August 1, 2012 through December 31, 2012 and of Petrosonic Albania, SHA. (Predecessor) for the period from May 24, 2010 (inception) through July 31, 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 23, 2013